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                                 EXHIBIT 6.5

The following Assignment from the working interest holder to Australian Grazing & Pastoral Co., Pty. Ltd. is the form used for all the following areas:
                267, 299, 415, 542, 544, 556, 582,
                615, 616, 543, 234, 560 and 538

The same form except areas 554 and 582 were assigned to International Oil Lease Service Corp. instead of Australian Grazing & Pastoral Co., Pty. Ltd. by the working interest holders. The required expenditures varied with each different authority to prospect issued, depending on negotiations between the company and the government.

                                  SAMPLE
                     ASSIGNMENT OF OVERRIDING ROYALTY

STATE OF TEXAS
COUNTY OF EASTLAND

THIS ASSIGNMENT, made and entered into by and between East Jackson Oil, Inc., 124 Redwood Drive, Richmond, Kentucky 40475, hereinafter referred to as Assignor, and Australian Grazing & Pastoral Co., Pty. Ltd., with
U. S. representatives' office at P. O. Box 1629, Cisco, Texas 76437, hereinafter referred to as Assignee,

                               WITNESSETH:

WHEREAS, Assignor is the owner and holder of all right, title and interest in and to Exclusive Authority to Prospect No. 616P, hereinafter referred to as "Oil Concession", issued by the Minister for Minerals and Energy commencing the 1st day of November, 1995, covering that part of the State of Queensland within the boundaries of the Blocks and Sub-Blocks as defined and as shown on Department of Minerals and Energy Block Identification Map - Series B and as set out hereunder, but exclusive of the lands comprised in existing Authorities to Prospect, Permits and Leases granted or issued under the Petroleum Act of 1923:

                              Sixteen Blocks
                   Block Identification Map - Series B
                               COOPER CREEK
                                14 Blocks
                                   2937
                                   2938
                        3008 to 3010 (Both Incl.)
                        3080 to 3082 (Both Incl.)
                        3153 to 3155 (Both Incl.)
                                   3227
                                   3299
                                   3371

                               BROKEN HILL
                                 2 Blocks
                                   130
                                   131

AND WHEREAS, Assignor desires to convey to Assignee and Assignee desires to purchase the hereinafter set forth overriding royalty interest totaling two percent (2%) of all production of oil, gas and associated hydrocarbons under said Oil Concession from the above described land.

Now, therefore, for and in consideration of the sum of ten dollars cash in hand paid by Assignee unto Assignor and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor has, and by these presents does bargain, sell, grant, convey, transfer, assign and set over unto Assignee an overriding royalty interest of two percent (2%) of all production of oil, gas and associated hydrocarbons from the above described land attributable to the above described Oil Concession, and from any land added to the above described Oil Concession, and any permits and leases issued thereafter, as a result thereof, or consequent thereto. Said overriding royalty interest is conveyed to and shall be owned by and accounted for and paid to Assignee as two percent (2%) of the total production.

This Assignment is made and delivered upon and subject to the following terms and conditions:

1. The overriding royalty interest hereby conveyed shall be computed, accounted for and paid to Assignee on the basis of the actual sales value of the oil, gas and associated hydrocarbons produced from said land and saved and sold or used off the premises, free and clear of all costs and expenses whatsoever, except that (i) the said overriding royalty interest shall bear its proportionate part of severance, Australian Production Levy, or other similar taxes levied on such production and (ii) whenever and wherever transportation costs are incurred by Assignor in transporting the product to the sales point said overriding royalty interest shall bear its proportionate part of such costs, not to exceed, however, fair and reasonable transportation costs common to production in the area where such substances are produced. Said transportation costs shall only include gathering charges not to exceed average per bbl./kilometer third party charges on the downstream production; freight and cartage to point of sale; tariff expense in respect to the pipeline; and unloading expense in respect to the pipeline. In no event will any of the following be deductible for the purpose of calculation of the royalty: consumable stores, production testing, repairs and maintenance, production facilities and all salaries and wages, depreciation, hiring charges, leasing, production chemicals, testing and costs, engineering service, rent or royalty to the Queensland Government, tool replacement, analysis and sampling. In the event any amount payable on account of said overriding royalty is not recognized by the Australian Government as a deductible item in the computation of Assignor's taxable net income in computing its tax liability to Australia, the tax chargeable to Assignor on said amount shall be charged to and deducted from sums otherwise payable to Assignee on account of said overriding royalty. Whenever and so long as Assignee's overriding royalty interest in production is not taken in kind by it, Assignor agrees to account to and pay Assignee therefor in cash on or before sixty (60) days of Assignor's receipt of payment for production.

2. Assignee shall have the right but not the obligation to receive its overriding royalty interest in kind. Should it so elect to receive such overriding royalty in kind, it shall at its own expense provide requisite storage facilities and other equipment and material as may be necessary or desirable to take such production in kind. Assignor shall cause to be maintained true and accurate records of all oil, gas and associated hydrocarbons produced, saved, or sold from the above described land or used off the premises, and shall make such records, as well as logs, well data, geophysical and all other information relevant to Assignee's Overriding Royalty available to Assignee for its inspection at Assignor's principle place of business during Assignor's business hours.

3. This Assignment is made without warranty of title of whatsoever nature, except that Assignor had made no conveyance, assignment, encumbrance or transfer which would prevent the creation of or the assignment of the herein specified overriding royalty interest.

4. The overriding royalty interest hereby conveyed shall apply to any extension or renewal of or addition to the above described Oil Concession, to all petroleum leases or other right or authority issued as a result of or derived from said Oil Concession covering the above described land, and to any new Oil Concession, lease, or other right or authority issued to Assignor within one year after the termination of said Oil Concession covering said land or within one year after the expiration of any lease or permit issued pursuant to said Oil Concession.

5. While this Assignment affects land situated in Australia, the parties hereto specifically agree that the rights, duties and obligations hereunder shall be determined and construed in accordance with the laws of the State of Texas and the decisions of the courts of the State of Texas.

6. Nothing herein withstanding, this Assignment is made and executed so that the effective date of this Assignment shall be the day after written approval of the Minister for Minerals and Energy of Queensland is first had and obtained. The Assignor is and hereby becomes firmly obligated and bound to make any and all subsequent conveyances, transfers, or alienations of whatsoever nature which it may execute covering the herein described land, expressly subject to the overriding royalty interest herein conveyed. Assignor covenants and agrees with Assignee that on each occasion that Assignor transfers an interest in said Oil Concession, Assignor will have the transferee or purchaser of such interest sign a covenant or agreement with Assignee when such transfer is executed under which the said transferee or purchaser agrees to be bound by the terms and conditions of this Assignment of Overriding Royalty. Assignor will continue to pay said overriding royalty until such time that Assignor has furnished Assignee an executed copy of the WI holder transferree's undertaking to pay the overriding royalty to Assignee.

7. This agreement and all covenants and conditions hereof shall be binding upon and enure to the benefit of the parties executing it and their respective successors and assigns.

ATTEST:                         EAST JACKSON OIL, INC.

/s/ Christine Conley, Sec.      /s/ John Conley, President

                             ACKNOWLEDGEMENT

STATE OF KENTUCKY
COUNTY OF MADISON

This instrument was acknowledged before me on the 15th day of December, 1985 by John Conley of East Jackson Oil, Inc. a corporation, on behalf of said corporation.

                                /s/ Jerry Love, Notary Public
                                    My Commission Expires: 12-15-97